Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102806) pertaining to the Hormel Foods Corporation Joint Earnings Profit Sharing Trust of our report dated April 27, 2012, with respect to the financial statements and supplemental schedule of the Hormel Foods Corporation Joint Earnings Profit Sharing Trust included in this Annual Report (Form 11-K) for the year ended October 30, 2011.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

April 27, 2012